Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) to that certain Employment Agreement (the “Employment Agreement”), effective as of September 7, 2011, by and between Philip C. Ranker (the “Executive”) and Marina Biotech, Inc., a Delaware corporation (the “Company”), is made effective as of March 7, 2012.

WHEREAS, the Company and the Executive entered into the Employment Agreement to set forth the terms of the Executive’s employment by the Company during an Employment Period commencing on September 7, 2011 and terminating at the close of business on March 7, 2012; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement, pursuant to Section 22 of the Employment Agreement, to, among other things described in this Amendment, extend the Employment Period to September 7, 2012.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced in its entirety with the following: “Term; Employment Period. The “Employment Period” under this Agreement shall commence on the Effective Date and shall terminate at the close of business on September 7, 2012 unless it is (a) extended by written agreement between the parties or (b) earlier terminated pursuant to Section 10 hereof.”

2.	In connection with the extension of the Employment Period as described in Section 1 of this Amendment, the reference to “March 7, 2012” in clause (iv) of Section 10(d) of the Employment Agreement is hereby amended to be a reference to “September 7, 2012”. In addition, the third sentence of Section 7 of the Employment Agreement is hereby deleted in its entirety and replaced in its entirety with the following: “The Company shall reimburse Executive for reasonable travel expenses to and from Executive’s home residence in San Diego, CA to and from Bothell, WA until the expiration of the Employment Period.”

3.

The first parenthetical in each of Section 17(b) and Section 17(d) of the Employment Agreement is hereby deleted in its entirety and replaced in its entirety with the following: “(and only if the Executive’s employment is terminated by the Company for Cause)”. In addition, the reference to “twelve (12) months” in Section 17(c) of the Employment Agreement is hereby replaced by a reference to “six (6) months”, and the references to “collaborative partners, consultants, certified research organizations, principal vendors and licensees” in Section 17(c) of the Employment Agreement are hereby deleted in their entirety.

For purposes of the Employment Agreement and this Amendment, any reference to “directly competitive” means a company, product, activity, or any other aspect of the industry that may be subject to limitations as set forth in the aforementioned agreements that are, in their entirety, nucleic acid-based or pertaining to the delivery or other aspect of a nucleic acid-based therapeutic. For the avoidance of doubt, if the Company were to develop a cardiovascular therapeutic, a company, product, activity, or other aspect of the industry would only be considered directly competitive if it involves a nucleic acid-based therapeutic exclusively. All other cardiovascular research and development or commercial efforts would not be considered directly competitive.

4.	Except as otherwise expressly provided by this Amendment, all of the terms and conditions of the Employment Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

5.	Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

6.	This Amendment shall be construed in accordance with and governed for all purposes by the laws of the State of Washington applicable to contracts made and to be performed wholly within such State, without regard to the principles of conflicts of laws thereof.

7.	This Amendment may be executed in two or more counterparts, each of which shall be considered one and the same amendment and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.	This Amendment shall be effective upon the Company’s execution and receipt of the same amendment executed by the Executive.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized signatures as of the date first set forth above.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and Chief Executive Officer
Date:	March 16, 2012

/s/ Philip C. Ranker
Name:	Philip C. Ranker
Date:	March 12, 2012

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